UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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Torchlight Energy Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TORCHLIGHT ENERGY RESOURCES, INC.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 13, 2019

We hereby give notice that the Annual Meeting of Stockholders of Torchlight Energy Resources, Inc. will be held on November 13, 2019, at 9:00 a.m. local time, at the Renaissance Dallas at Plano Legacy West Hotel, 6007 Legacy Drive, Plano, Texas 75024, for the following purposes:

(1)	To elect five directors;

(2)	To ratify the selection of Briggs & Veselka Co as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

(3)	To approve a non-binding advisory resolution on executive compensation;

(4)	To vote on whether advisory votes on executive compensation should occur every one, two or three years; and

(5)	To transact such other business as may properly come before the meeting.

Under Nevada law, only stockholders of record on the record date, which is September 16, 2019, are entitled to notice of and to vote at the Annual Meeting or any adjournment. It is important that your shares be represented at this meeting so that the presence of a quorum is assured.

Your vote is important. Even if you plan to attend the meeting in person, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,

October 7, 2019	John A. Brda
President, Chief Executive Officer and Director

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 13, 2019.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com

TORCHLIGHT ENERGY RESOURCES, INC.
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

PROXY STATEMENT

INFORMATION CONCERNING THE ANNUAL MEETING

Mailing and Solicitation. Proxies are being solicited on behalf of the Board of Directors of Torchlight Energy Resources, Inc. This Proxy Statement and accompanying form of proxy card will be sent on or about October 7, 2019 to stockholders entitled to vote at the Annual Meeting. The cost of the solicitation of proxies will be paid by us. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by our officers and other employees.

Annual Report on Form 10-K. A copy of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission, has been mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Proxies. Whether or not you plan to attend the Annual Meeting, we request that you date and execute the enclosed proxy card and return it in the postage-paid return envelope. If your shares are held in “street name” through a brokerage or other institution, telephone and internet instructions are also provided on the proxy card you receive. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If your shares are registered in the name of a bank, broker, or other nominee, follow the proxy instructions on the form you receive from the nominee. The availability of telephone and internet proxy will depend on the nominee’s proxy processes. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote. Accordingly, with respect to the election of directors (see Proposal 1), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions. Additionally, a broker is not entitled to vote uninstructed shares on matters relating to executive compensation, including the vote to approve a non-binding resolution on executive compensation (see Proposal 3) and the vote on how often the advisory votes on executive compensation should occur (see Proposal 4). With respect to the ratification of the appointment of Briggs & Veselka Co as our independent registered public accounting firm (see Proposal 2), a broker will have discretionary authority to vote the shares of our stock if the beneficial owner has not given instructions.

Revocation of Proxies. The proxy may be revoked by the stockholder at any time before a vote is taken by notifying our President in writing at the address of Torchlight Energy Resources, Inc. given above; by executing a new proxy bearing a later date or by submitting a new proxy by telephone or internet; or by attending the Annual Meeting and voting in person.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted for the election of all of the director nominees as proposed (Proposal 1); for the ratification of Briggs & Veselka Co. as our independent registered public accounting firm for 2019 (Proposal 2); for approval of a non-binding resolution on executive compensation (Proposal 3); and for approval of the three-year option regarding how often the advisory votes on executive compensation should occur (Proposal 4). The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting, but if other matters are properly brought before the Annual Meeting, shares represented by properly completed proxies received by mail will be voted in accordance with the judgment of the persons named as proxies.

Quorum and Voting Rights. The presence in person or by proxy of a majority of the outstanding shares entitled to vote on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. We currently have one class of stock issued and outstanding, common stock. Each share of common stock entitles its holder to one vote.

Required Vote. A plurality of the shares present in person or represented by proxy at the Annual Meeting will elect as directors the nominees proposed (Proposal 1). The affirmative vote of a majority of the shares entitled to vote, present in person or represented by proxy is required for: the ratification of Briggs & Veselka Co. as our independent registered public accounting firm for 2019 (Proposal 2) and for approval of a non-binding resolution on executive compensation (Proposal 3). A plurality of the shares present in person or represented by proxy will determine the stockholders’ selection on the frequency of advisory resolutions on executive compensation (see Proposal 4). Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

Record Date. The close of business on September 16, 2019 has been fixed as the record date of the Annual Meeting, and only stockholders of record at that time will be entitled to vote. As of September 16, 2019, there were 73,515,792 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

No Dissenters’ Rights. Under the Nevada Revised Statutes, stockholders are not entitled to dissenters’ rights with respect to the matters to be voted on at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Under our bylaws, the number of members of our Board of Directors is to be determined from time to time by resolution adopted by a majority of the Board of Directors or by the stockholders, but in no event will be less than one or more than 15. Each director is elected to hold office until the next annual or special meeting of stockholders and until such director’s successor has been elected and qualified, or until his or her earlier resignation or removal. As of the date hereof, the Board of Directors consists of five members. The Board of Directors has approved and recommended to stockholders the election of five nominees to serve on the Board. The recommended nominees are John Brda, Gregory McCabe, Robert Lance Cook, Michael J. Graves and Alexandre Zyngier. All the nominees presently serve as members of our Board of Directors and are accordingly standing for re-election. There are no family relationships among any of our directors, nominees or executive officers.

The persons named in the enclosed Proxy (“Proxy”) have each been selected by the Board of Directors to serve as proxy and will vote the shares represented by valid proxies at the Annual Meeting and adjournments thereof. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below. Each duly elected director will hold office until his successor shall have been elected and qualified. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

Information Regarding Nominees

The names of the nominees for election to the Board, their principal occupations and certain other information follow:

John A. Brda – age 54 – Mr. Brda has been our Chief Executive Officer since December 2014 and our Secretary and a member of the Board of Director since January 2012. He has been the Managing Member of Brda & Company, LLC since 2002, which provided consulting services to public companies—with a focus in the oil and gas sector—on investor relations, equity and debt financings, strategic business development and securities regulation matters, prior to him becoming President of the company.

We believe Mr. Brda is an excellent fit to our Board of Directors and management team based on his extensive experience in transaction negotiation and business development, particularly in the oil and gas sector as well as other non-related industries. We believe that his extensive network of industry professionals and finance firms will contribute to our success.

Gregory McCabe – age 58 – Mr. McCabe has been a member of our Board of Directors since July 2016 and was appointed Chairman of the Board in October 2016. He is an experienced geologist who brings over 32 years of oil and gas experience to our company. He is a principal of numerous oil and gas focused entities including McCabe Petroleum Corporation, Manix Royalty, Masterson Royalty Fund and GMc Exploration. He has been the President of McCabe Petroleum Corporation from 1986 to the present. Mr. McCabe has been involved in numerous oil and gas ventures throughout his career and has a vast experience in technical evaluation, operations and acquisitions and divestitures. Mr. McCabe is also our largest stockholder and provided entry for us into our two largest assets, the Hazel Project in the Midland Basin and the Orogrande Project in Hudspeth County, Texas.

We believe that Mr. McCabe’s background in geology and his many years in the oil and gas industry compliments the Board of Directors.

Robert Lance Cook – age 63 – Mr. Cook has been a member of our Board of Directors since February 2019. He is currently the Vice President of Production Operations of WellsX Corp., a position he has held since July 2018. WellsX provides hydraulic fracturing and related oilfield services. Additionally, he has been the Managing Partner of Metis Energy LLC since January 2017, which owns and operates oil and gas wells in Texas as well as holds proprietary intellectual properties. Prior to that, Mr. Cook worked for Shell Oil Company and its subsidiaries for over 36 years, retiring from the company in September 2016. He held numerous management and engineering positions for Shell, including most recently Chief Scientist for Wells and Production Technology and Chief Operations Officer for SWMS JV with Great Wall Drilling Company from January 2012 through the summer of 2015. He holds a Bachelor of Science in Petroleum Engineering from the University of Texas.

We believe Mr. Cook’s wide-ranging experience in operating exploration and production companies makes him an excellent fit to the Board of Directors.

Michael J. Graves – age 51 – Mr. Graves has served on the Board of Directors since August 17, 2017. He is a Certified Public Accountant, and since 2005 he has been a managing shareholder of Fitch & Graves in Sioux City, Iowa, which provides accounting and tax, financial planning, consulting and investment services. Since 2008, he has also been a registered representative with Western Equity Group where he has worked in investment sales. He is also presently a shareholder in several businesses involved in residential construction and property rentals. Previously, he worked at Bill Markve & Associates, Gateway 2000 and Deloitte & Touche. He graduated Summa Cum Laude from the University of South Dakota with a B.S. in Accounting.

With Mr. Graves’ extensive background in accounting and investment businesses, we believe his understanding of financial statements, business valuations, and general business performance are a valuable asset to the Board.

Alexandre Zyngier – age 50 – Mr. Zyngier has served on our Board of Directors since June 2016. He has been the Managing Director of Batuta Advisors since founding it in August 2013. The firm pursues high return investment and advisory opportunities in the distressed and turnaround sectors. Mr. Zyngier has over 20 years of investment, strategy, and operating experience. He is currently a director of Atari SA, Applied Minerals, Inc, AudioEye Inc. and certain other private companies. Before starting Batuta Advisors, Mr. Zyngier was a portfolio manager at Alden Global Capital from February 2009 until August 2013, investing in public and private opportunities. He has also worked as a portfolio manager at Goldman Sachs & Co. and Deutsche Bank Co. Additionally, he was a strategy consultant at McKinsey & Company and a technical brand manager at Procter & Gamble. Mr. Zyngier holds an MBA in Finance and Accounting from the University of Chicago and a BS in Chemical Engineering from UNICAMP in Brazil.

We believe that Mr. Zyngier’s investment experience and his experience in overseeing a broad range of companies will greatly benefit the Board of Directors.

On August 12, 2019, LootCrate Inc. filed for Chapter 11 bankruptcy in Delaware. Mr. Zyngier is an independent director of LootCrate, Inc. and oversaw the company’s filing.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION
OF THE NOMINEES LISTED ABOVE.

Information Regarding Executive Officers

Executive officers are appointed to serve at the discretion of the Board. These individuals are referred to collectively as our “named executive officers.”

Our named executive officers are as follows:

Name	Age	Position(s) and Office(s)
John A. Brda	54	President, Chief Executive Officer, Secretary and Director
Roger N. Wurtele	73	Chief Financial Officer

See “Information Regarding Nominees” above for biographical information of Mr. Brda.

Roger N. Wurtele – Mr. Wurtele has served as our Chief Financial Officer since September 2013. He is a versatile, experienced finance executive that has served as Chief Financial Officer for several public and private companies. He has a broad range of experience in public accounting, corporate finance and executive management. Mr. Wurtele previously served as CFO of Xtreme Oil & Gas, Inc. from February 2010 to September 2013. From May 2013 to September 2013 he worked as a financial consultant for us. From November 2007 to January 2010, Mr. Wurtele served as CFO of Lang and Company LLC, a developer of commercial real estate projects. He graduated from the University of Nebraska and has been a Certified Public Accountant for 40 years.

CORPORATE GOVERNANCE MATTERS

Meetings of the Board

All directors are expected to make every effort to attend meetings of the Board, meetings of any Board committees on which such director serves, and annual meetings of stockholders. The Board held 11 meetings during the year ended December 31, 2018. The Board of Directors also executed 10 written consents to action in lieu of a meeting during the year ended December 31, 2018, which consents were each approved unanimously. We currently have an Audit Committee, a Compensation Committee and a Nominating Committee. During 2018, the Audit Committee held four meetings, the Compensation Committee held no meetings and the Nominating Committee held one meeting. Of our current directors, during 2018, all attended no fewer than 75 percent of (i) the total number of meetings of the Board of Directors (including consents to action in lieu of a meeting) held during the period for which he has been a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. All five of the then members of the Board of Directors attended the 2018 Annual Meeting of Stockholders.

Stockholder Communications with Directors

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o President, 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. Any communication so received will be processed and conveyed to the member(s) of the Board named in the communication or to the Board, as appropriate, except for junk mail, mass mailings, product or service complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Director Independence

Currently three of our five directors are independent, including Robert Lance Cook, Alexandre Zyngier and Michael J. Graves. The definition of “independent” used is based on the independence standards of The NASDAQ Stock Market LLC. The Board performed a review to determine the independence of Messrs. Cook, Zyngier and Graves and made a subjective determination as to each of these individuals that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of Torchlight Energy Resources, Inc. In making these determinations, the Board reviewed information provided by these individuals with regard to each individual’s business and personal activities as they may relate to us and our management.

Board Leadership Structure and Role in Risk Oversight

Our Board is currently composed of five directors, with Gregory McCabe holding the title of “Chairman.” Mr. McCabe is not an officer of the company, but presently he is not deemed to be an independent director. In addition to serving on the Board, John Brda also currently serves as Chief Executive Officer. Accordingly, there is often little separation in Mr. Brda’s role as principal executive officer and his role as a director. To mitigate any apparent conflicts our leadership structure may create, we maintain a Board of Directors consisting of a majority of independent directors. We believe this allows the Board to better oversee and manage risk. None of our independent directors holds the title of “lead” independent director. Accordingly, all of our independent directors have an equal role in the leadership of the Board. We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company. Risk is an important part of deliberations at the Board level throughout the year. The Board of Directors as a whole considers risks affecting us. The Board considers, among other things, the relevant risks to the company when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

Audit Committee

We maintain a separately-designated standing audit committee. The Audit Committee currently consists of three independent directors, including Michael J. Graves, Robert Lance Cook and Alexandre Zyngier. Mr. Zyngier is the Chairman of the Audit Committee, and the Board of Directors has determined that he is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements on behalf of the Board of Directors. The Audit Committee meets privately with our management and with our independent registered public accounting firm and evaluates the responses by our management both to the facts presented and to the judgments made by our outside independent registered public accounting firm. Our Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2018 with our management.

In November 2013, our Board adopted a charter for the Audit Committee. A copy of the Charter of the Audit Committee can be found on our website at www torchlightenergy.com. The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties. All members of the Audit Committee must be independent. The Audit Committee is objective and reviews and assesses the work of our independent registered public accounting firm and our internal accounting.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management the audited financial statements of Torchlight Energy Resources, Inc. for the fiscal year ended December 31, 2018. The Audit Committee has discussed with Briggs & Veselka Co., our independent auditors, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Briggs & Veselka Co. required by applicable requirements of the Public Company Accounting Oversight Board regarding Briggs & Veselka Co.’s communications with the Audit Committee concerning independence, and has discussed with Briggs & Veselka Co. the independence of Briggs & Veselka Co.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2018. This report is furnished by the Audit Committee of our Board of Directors, whose members were (at the time this report was furnished):

Robert Lance Cook;
Michael J. Graves; and
Alexandre Zyngier.

All information within this “Audit Committee” section of the Proxy Statement, including but not limited to the Report of the Audit Committee, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C (17 CFR 240.14a-1 through 240.14b-2 or 240.14c-1 through 240.14c-101) or to the liabilities of section 18 of the Exchange Act. Such information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act.

Compensation Committee

We have a Compensation Committee whose members are Robert Lance Cook, Michael J. Graves and Alexandre Zyngier. In November 2013, our Board adopted a charter for the Compensation Committee. A copy of the Charter of the Compensation Committee can be found on our website at www torchlightenergy.com. The primary purposes of the Compensation Committee are to discharge the Board of Directors’ responsibilities relating to the evaluation and compensation of our Chief Executive Officer, President and other senior executives. Our executive compensation program are designed to: (1) attract, retain and motivate skilled and knowledgeable individuals; (2) ensure that compensation is aligned with our corporate strategies and business objectives; (3) promote the achievement of key strategic and financial performance measures by linking short-term and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and (4) align executives’ and directors’ incentives with the creation of stockholder value. To achieve these objectives, our Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels it believes will allow us to attract and retain qualified executives and directors. The Compensation Committee will take under consideration recommendations from executive officers and directors regarding its executive compensation program. The Compensation Committee also has the authority to obtain advice and assistance from external advisors, including compensation consultants, although the Compensation Committee did not elect to retain a compensation consultant to assist with determining executive compensation during 2018.

Nominating Committee

We have a Nominating Committee whose members are Robert Lance Cook, Michael Graves and Alexandre Zyngier. In November 2013, our Board adopted a charter for the Nominating Committee. A copy of the Charter of the Nominating Committee can be found on our website at www torchlightenergy.com. The Nominating Committee’s primary duties are identify individuals qualified to become Board members and to recommend to the Board director nominees for election at the Annual Meeting of Stockholders or for election by the Board to fill open seats between annual meetings. See “Procedures for Director Nominations” below for the criteria it uses to evaluate nominee candidates. Its Charter provides for the Nominating Committee to review qualifications of individuals suggested as potential candidates for director of the company, including candidates suggested by stockholders, and consider for nomination any of such individuals who are deemed qualified. For information regarding the procedures for stockholder nominations to the Board, see “Procedures for Director Nominations” below.

Procedures for Director Nominations

Members of the Board are expected to collectively possess a broad range of skills, industry and other knowledge and expertise, and business and other experience useful for the effective oversight of our business. All candidates must meet the minimum qualifications and other criteria established from time to time by the Board and Nominating Committee. In considering possible candidates for election as director, the Board and Nominating Committee are guided by the following standards:

(1)	Each director should be an individual of the highest character and integrity;

(2)	Each director should have substantial experience that is of particular relevance to us;

(3)	Each director should have sufficient time available to devote to the affairs of the company; and

(4)	Each director should represent the best interests of the stockholders as a whole.

We also consider the following criteria, among others, in our selection of directors:

(1)	Technical, scientific, academic, financial and other expertise, skills, knowledge and achievements useful to the oversight of our business, especially relating to the oil and gas industry;

(2)	Diversity of viewpoints, backgrounds, experiences and other demographics; and

(3)
The extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the company.

The Nominating Committee and Board of Directors evaluates suggestions concerning possible candidates for election to the Board submitted to us, including those submitted by Board members (including self-nominations) and stockholders. All candidates, including those submitted by stockholders, will be similarly evaluated by the Nominating Committee and Board of Directors using the Board membership criteria described above and in accordance with applicable procedures, including such procedures prescribed by the SEC. Once candidates have been identified, the Nominating Committee and Board will determine whether such candidates meet our qualifications for director nominees and select nominees accordingly.

As noted above, the Nominating Committee and Board of Directors will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with applicable SEC requirements and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to us for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name and address; age; principal occupation during the past five years; current directorships on publicly held companies and registered investment companies; and number of shares of our common stock owned, if any. No candidates for director nominations were submitted to us by any stockholder in connection with the 2019 Annual Meeting.

COMPENSATION DISCUSSION

The following table provides summary information for the years of 2018 and 2017 concerning cash and non-cash compensation paid or accrued to or on behalf of certain executive officers.

Summary Executive Compensation Table

	Year	Salary	Bonus	Stock	Option	Non-Equity	Change in	All Other	Total
		($)	($)	Awards	Awards	Incentive	Pension	Compensation	($)
				($)	($)	Plan	Value	($)
					(A)	Compensation	and
Name and					(1)	($)	Nonqualified
Principal							Deferred
Position							Compensation
							($)

John A. Brda	2018	$375,000	-	-	$-	-	-	-	$375,000
CEO/Secretary/Director	2017	$375,000	-	-	$-	-	-	-	$375,000

Roger Wurtele	2018	$225,000	-	-	$-	-	-	-	$225,000
CFO	2017	$225,000	-	-	$-	-	-	-	$225,000

(A)	Stock/Option Value as applicable is determined using the Black Scholes Method.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise, and performance, our company’s overall performance, and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation (including without limitation stock and stock option awards) and between annual and long-term compensation.

Employment Agreements

On June 16, 2015, we entered into new five-year employment agreements with each of John Brda, our President and Chief Executive Officer, and Roger Wurtele, our Chief Financial Officer. Under the new agreements, which replace and supersede their prior employment agreements, each individual’s salary was increased by 25%, so that the salaries of Messrs. Brda and Wurtele were $375,000, and $225,000, respectively, provided these salary increases will accrue unpaid until such time as management believes there is adequate cash for such increases. Also under the new agreements, each individual was eligible for a bonus, at the Compensation Committee’s discretion, of up to two times his salary and was eligible for any additional stock options, as deemed appropriate by the Compensation Committee. Each agreement also provided that if we (or our successor) terminate the employee upon the occurrence of a change in control, the employee will be paid in one lump sum his salary and any bonus or other amounts due through the end of the term of the agreement. Each employment agreement also has a covenant not to compete.

 Outstanding Equity Awards at Fiscal Year End

The following table details all outstanding equity awards held by our named executive officers at December 31, 2018:

	Option Awards		Equity Incentive
	Number of	Number of	Plan Awards:
	Securities	Securities	Number of
	Underlying	Underlying	Securities
	Unexercised	Unexercised	Underlying	Option
	Options	Options	Unexercised	Exercise	Option
	(#)	(#)	Unearned Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

John A. Brda	3000000(1)	-	-	$1.57	6/11/2020

Roger Wurtele	1500000(1)	-	-	$1.57	6/11/2020

(1)
The options were awarded on June 11, 2015. The options were granted under our 2015 Stock Option Plan which plan was approved by stockholders on September 9, 2015. Presently, the options are all fully vested.

Compensation of Directors

We have no standard arrangement pursuant to which directors are compensated for any services they provide or for committee participation or special assignments. We anticipate, however, implementing more standardized director compensation arrangements in the near future.

Summary Director Compensation Table

Compensation to directors during the year ended December 31, 2018 was as follows:

	Fees Earned		Option Awards		Nonqualified
	Paid			Non-Equity	Deferred	All
	in	Stock	Option	Incentive Plan	Compensation	Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)(A)	($)	($)	($)	($)

Alexandre Zyngier	-	-	$100,000(1)	-	-	-	$100,000
R. David Newton (2)	-	-	$100,000(1)	-	-	-	$100,000
Michael Graves	-	-	$100,000(1)	-	-	-	$100,000

(A)	Stock Value as applicable is determined using the Black Scholes Method.

(1)
On August 16, 2018, this director was granted 200,000 stock options under the 2015 Stock Option Plan as director compensation. 100,000 of the stock options vested immediately, and the remaining 100,000 stock options vest on August 16, 2019.

(2)	Mr. Newton resigned from the Board of Directors on February 4, 2019.

Compensation Policies and Practices as they Relate to Risk Management

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended December 31, 2018, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended December 31, 2018.

Certain Relationships and Related Transactions

On January 30, 2017, we and our wholly-owned subsidiary, Torchlight Acquisition Corporation, a Texas corporation (“TAC”), entered into and closed an Agreement and Plan of Reorganization and Plan of Merger with Line Drive Energy, LLC, a Texas limited liability company (“Line Drive”), under which agreements TAC merged with and into Line Drive and the separate existence of TAC ceased, with Line Drive being the surviving organization and becoming our wholly-owned subsidiary. Line Drive, which was wholly-owned by Gregory McCabe, owned certain assets and securities, including approximately 40.66% of 12,000 gross acres in the Hazel Project and 521,739 warrants to purchase our common stock (which warrants had been assigned by Mr. McCabe to Line Drive). Under the merger transaction, our shares of common stock of TAC converted into a membership interest of Line Drive, the membership interest in Line Drive held by Mr. McCabe immediately prior to the transaction ceased to exist, and we issued Mr. McCabe 3,301,739 restricted shares of common stock as consideration therefor. Immediately after closing, the 521,739 warrants held by Line Drive were cancelled, which warrants had an exercise price of $1.40 per share and an expiration date of June 9, 2020. A Certificate of Merger for the merger transaction was filed with the Secretary of State of Texas on January 31, 2017.

Also on January 30, 2017, our wholly-owned subsidiary, Torchlight Energy, Inc., a Nevada corporation (“TEI”), entered into and closed a Purchase and Sale Agreement with Wolfbone Investments, LLC, a Texas limited liability company (“Wolfbone”) which is wholly-owned by Gregory McCabe. Under the agreement, TEI acquired certain of Wolfbone’s Hazel Project assets, including its interest in the Flying B Ranch #1 well and the 40 acre unit surrounding the well, for consideration of $415,000, and additionally, Wolfbone caused to be cancelled a total of 2,780,000 warrants to purchase our common stock, including 1,500,000 warrants held by McCabe Petroleum Corporation, an entity owned by Mr. McCabe, and 1,280,000 warrants held by Green Hill Minerals, an entity owned by Mr. McCabe’s son, which warrant cancellations were effected through certain Warrant Cancellation Agreements. The 1,500,000 warrants held by McCabe Petroleum Corporation had an exercise price of $1.00 per share and an expiration date of April 4, 2021. The warrants held by Green Hill Minerals included 100,000 warrants with an exercise price of $1.73 and an expiration date of September 30, 2018 and 1,180,000 warrants with an exercise price of $0.70 and an expiration date of February 15, 2020.

On November 15, 2017, we and our wholly-owned subsidiary, Hudspeth Oil Corporation, a Texas corporation (“HOC”), entered into an Assignment of Farmout Agreement with Founders Oil & Gas, LLC (“Founders”) and Wolfbone Investments, LLC (“Wolfbone”), along with Pandora Energy, LP as a party to the agreement for limited purposes. Wolfbone is owned by our Chairman, Gregory McCabe. Under the agreement, Founders will assign to HOC and Wolfbone all its right, title and interest in the remaining leases under the original Farmout Agreement that Founders entered into with us on September 23, 2015; provided, however, that Founders will retain an undivided 9.5% of 8/8ths working interest and 9.5% of 75% of 8/8ths net revenue interest to the remaining leases, which retained interest will be carried by HOC and Wolfbone through the next $40,500,000 in total costs. Accordingly, HOC and Wolfbone will each gain a 20.25% working interest in the remaining leases, bringing HOC’s total working interest to 67.75%. On behalf of HOC and Wolfbone, Founders (through its operating affiliate) will take such action necessary to spud the University Founders A 25 Well on or before December 1, 2017. After spudding of the well, Founders’ operating affiliate will remain operator of that well under the direction of us and Gregory McCabe.

On December 1, 2017, the transactions contemplated by the Agreement and Plan of Reorganization that we and our newly formed wholly-owned subsidiary, Torchlight Wolfbone Properties, Inc., a Texas corporation (“TWP”), entered into with McCabe Petroleum Corporation, a Texas corporation (“MPC”), and Warwink Properties, LLC, a Texas limited liability company (“Warwink Properties”) closed. Under the agreement, which was entered into on November 14, 2017, TWP merged with and into Warwink Properties and the separate existence of TWP ceased, with Warwink Properties becoming the surviving organization and our wholly-owned subsidiary. Warwink Properties was wholly owned by MPC which is wholly owned by Gregory McCabe, our Chairman. Warwink Properties owns certain assets, including a 10.71875% working interest in 640 acres in Winkler County, Texas. At closing of the merger transaction, our shares of common stock of TWP converted into a membership interest of Warwink Properties, the membership interest in Warwink Properties held by MPC ceased to exist, and we issued MPC 2,500,000 restricted shares of common stock as consideration. Also on December 1, 2017, MPC closed its transaction with MECO IV, LLC (“MECO”) for the purchase and sale of certain assets as contemplated by the Purchase and Sale Agreement dated November 9, 2017 (the “MECO PSA”), to which we are not a party. Under the MECO PSA, Warwink Properties received a carry from MECO (through the tanks) of up to $1,475,000 in the next well drilled on the Winkler County leases. A Certificate of Merger for the merger transaction was filed with the Secretary of State of Texas on December 5, 2017.

Also on December 1, 2017, the transactions contemplated by the Purchase Agreement that our wholly-owned subsidiary, Torchlight Energy, Inc., a Nevada corporation (“TEI”), entered into with MPC closed. Under the Purchase Agreement, which was entered into on November 14, 2017, TEI acquired beneficial ownership of certain of MPC’s assets, including acreage and wellbores located in Ward County, Texas (the “Ward County Assets”). As consideration under the Purchase Agreement, at closing TEI issued to MPC an unsecured promissory note in the principal amount of $3,250,000, payable in monthly installments of interest only beginning on January 1, 2018, at the rate of 5% per annum, with the entire principal amount together with all accrued interest due and payable on December 31, 2020. In connection with TEI’s acquisition of beneficial ownership in the Ward County Assets, MPC sold those same assets, on behalf of TEI, to MECO at closing of the MECO PSA, and accordingly, TEI received $3,250,000 in cash for its beneficial interest in the Ward County Assets. Additionally, at closing of the MECO PSA, MPC paid TEI a performance fee of $2,781,500 in cash as compensation for TEI’s marketing and selling the Winkler County assets of MPC and the Ward County Assets as a package to MECO.

On July 25, 2018, Torchlight Energy Resources, Inc. and our wholly-owned subsidiary, Hudspeth Oil Corporation, entered into a Settlement & Purchase Agreement (the “Settlement Agreement”) with Founders Oil & Gas, LLC, Founders Oil & Gas Operating, LLC, Wolfbone Investments, LLC (a wholly-owned company of Gregory McCabe, our Chairman) and McCabe Petroleum Corporation (also a wholly-owned company of Mr. McCabe), which agreement provides for Hudspeth Oil and Wolfbone Investments to each immediately pay $625,000 and for Hudspeth Oil or the Company and Wolfbone Investments or McCabe Petroleum to each pay another $625,000 on July 20, 2019, as consideration for Founders Oil & Gas assigning all of its working interest in the oil and gas leases of the Orogrande Project to Hudspeth Oil and Wolfbone Investments equally. The assignments to Hudspeth Oil and Wolfbone Investments will be made when the first payments are made, and the payments to Founders Oil & Gas due in 2019 are not securitized. After this assignment (for which Hudspeth Oil’s total consideration is $1,250,000), Hudspeth Oil’s working interest will increase to 72.5%. Additionally, the Settlement Agreement provides that the Founders parties will assign to the Company, Hudspeth Oil, Wolfbone Investments and McCabe Petroleum their claims against certain vendors for damages, if any, against such vendors for negligent services or defective equipment. Further, the Settlement Agreement has a mutual release and waivers among the parties.

On October 17, 2018, we sold to certain investors in a private transaction 16% Series C Unsecured Convertible Promissory Notes with a total principal amount of $6,000,000. Interest and principal are due and payable on the notes in one balloon payment at maturity on April 17, 2020. The notes are convertible, at the election of the holders, into an aggregate 6% working interest in certain oil and gas leases in Hudspeth County, Texas, known as our “Orogrande Project.” The notes allow us to redeem them early only upon the event of a fundamental transaction, such as a merger or sale of substantially all our assets. The notes provide that the noteholders may accelerate and declare any and all of the obligations under the notes to be immediately due and payable in the event of default, such as nonpayment, failure to perform required conversions, failure to perform any covenant or agreement under the notes, an insolvency event, or certain defaults or judgments. As part of the sale of the of the notes, the noteholders required that McCabe Petroleum Corporation, a Texas corporation owned by our Chairman Gregory McCabe (“MPC”), provide them a put option whereby they have the right to have MPC purchase from them any unpaid principal amount due on the notes. Additionally, if there is a fundamental transaction, Mr. McCabe will be required to pay a fee to each noteholder that elects not to convert or require MPC to purchase the principal amount under the note, which fee will be equal to such noteholder’s pro-rata share of a total fee amount of $1,500,000. We received total proceeds of $6,000,000 from the sale of the notes, of which $3,000,000 was used to pay back the promissory note issued to MPC on December 1, 2017, which note was due on December 31, 2020. We intend to use the remaining proceeds for working capital and general corporate purposes, which includes, without limitation, drilling and lease acquisition capital. Prior to entering into the above transactions, our Board of Directors formed a special committee composed of independent directors to analyze and authorize the transactions on behalf of Torchlight Energy Resources, Inc. and determine whether the transactions are fair to the company. In this role, the special committee engaged an independent financial consulting firm which rendered a fairness opinion deeming that the transactions were fair to the company, from a financial point of view, and contained terms no less favorable to the company than those that could be obtained in arm’s length transactions.

In December 2018, we paid WellsX Corp. a total of $173,000 for performing hydraulic fracturing services on a well at our Orogrande Project in Hudspeth County, Texas. Robert Lance Cook, a member of our Board of Directors, holds a 19% beneficial ownership in WellsX Corp. and is its Vice President of Production Operations.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of September 16, 2019, concerning, except as indicated by the footnotes below, (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) each of our directors, (iii) each of our named executive officers, (iv) all of our directors and executive officers as a group and (v) each of our nominees for election to the Board of Directors.  Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Torchlight Energy Resources, Inc., 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093.  We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentage ownership is based on 73,515,792 shares of common stock outstanding at September 16, 2019 (which amount excludes the 262,001 restricted shares of common stock held by our director Alexandre Zyngier). In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 16, 2019 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of September 16, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Shares Beneficially Owned

	Common Stock
Name of beneficial owner	Shares		% of Class

John A. Brda	5,318,322	(1)	6.95
President, CEO, Secretary and Director

Gregory McCabe	13,648,390	(2)	18.54
Director (Chairman of the Board)

Roger N. Wurtele	1,510,000	(3)	2.01
Chief Financial Officer

Robert Lance Cook	100,000	(4)	*
Director

Michael J. Graves	545,000	(5)	*
Director

Alexandre Zyngier	400,000	(6)	*
Director

All directors and executive officers as a group (6 persons)	21,521,712		27.24

Robert Kenneth Dulin (7)	4,351,381	(7)	5.78

David Moradi (8)	4,176,891	(8)	5.68

(1)
Includes 2,318,322 shares of common stock held by the John A. Brda Trust (the “Trust”). Mr. Brda is the settlor of the Trust and reserves the right to revoke the Trust without the consent of another person. Further, he is the trustee of the Trust and exercises investment control over the securities held by the Trust. Also includes stock options that are exercisable into 3,000,000 shares of common stock, held individually by Mr. Brda.

(2)
Includes (a) 10,264,335 shares of common stock held individually by Mr. McCabe; (b) securities held by G Mc Exploration, LLC (“GME”), including (i) 797,099 shares of common stock and (ii) 86,956 shares issuable upon exercise of warrants; and (c) 2,500,000 shares of common stock beneficially owned by McCabe Petroleum Corporation (“MPC”). Mr. McCabe may be deemed to hold beneficial ownership of securities held by GME as a result of his ownership of 50% of the outstanding membership interests of GME. Mr. McCabe may be deemed to hold beneficial ownership of securities held by MPC as a result of his ownership of 100% of the outstanding shares of capital stock of MPC.

(3)	Includes 10,000 shares of common stock and stock options that are exercisable into 1,500,000 shares of common stock held by Mr. Wurtele.

(4)	Includes stock options that are exercisable into 100,000 shares of common stock held by Mr. Cook.

(5)	Includes 145,000 shares of common stock and stock options that are exercisable into 400,000 shares of common stock held by Mr. Graves.

(6)	Includes stock options that are exercisable into 400,000 shares of common stock held by Mr. Zyngier.

(7)
Includes (a) securities held individually by Robert Kenneth Dulin, including (i) 27,000 shares of common stock and (ii) warrants that are exercisable into 150,000 shares of common stock; (b) 243,360 shares of common stock held in trust for the benefit of immediate family members of Mr. Dulin; (c) securities held by Sawtooth Properties, LLLP (“Sawtooth”), including (i) 892,258 shares of common stock and (ii) warrants that are exercisable into 234,745 shares of common stock; (d) securities held by Black Hills Properties, LLLP (“Black Hills”), including (i) 612,099 shares of common stock, and (ii) warrants that are exercisable into 189,956 shares of common stock; (e) securities held by Pine River Ranch, LLC (“Pine River”), including (i) 801,939 shares of common stock and (ii) warrants that are exercisable into 450,024 shares of common stock; and (f) securities held by Pandora Energy, LP (“Pandora”), including warrants that are exercisable into 750,000 shares of common stock. Mr. Dulin is trustee/custodian of each of the trusts and/or accounts referenced in “(b)” above and has voting and investment authority over the shares held by them. Mr. Dulin is the Managing Partner of Sawtooth Properties, LLLP, the Managing Partner of Black Hills, the Managing Member of Pine River, and the General Partner of Pandora, and he has voting and investment authority over the shares held by each entity. Mr. Dulin’s address is 8449 Greenwood Drive, Niwot, Colorado, 80503. The information herein is based in part on information provided to us by Mr. Dulin, and accordingly, we are unable to verify the accuracy this information.

(8)
Based on a Schedule 13G/A filed on February 5, 2019, by Anthion Management, LLC, a Delaware limited liability company (“Anthion Management”), which reports beneficial ownership of our common stock held by Anthion Management, Anthion Partners II LLC, a Delaware limited liability company (“Anthion Partners”), and David Moradi, an individual. The filing lists the address of all three reporting persons as 119 Washington Avenue, Suite 406, Miami Beach, Florida 33139, and indicates that Anthion Management and Antion Partners each has sole voting power and sole dispositive power with respect to 2,034,513 shares of common stock and David Moradi has sole voting power and sole dispositive power with respect to 4,176,891 shares of common stock.

PROPOSAL 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Briggs & Veselka Co. as our independent registered public accounting firm for the current fiscal year. Briggs & Veselka Co. has served as our independent registered public accounting firm continuously since January 2017. We wish to obtain from the stockholders a ratification of the Audit Committee’s action in selecting Briggs & Veselka Co. for the fiscal year ending December 31, 2019. Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting. A representative of Briggs & Veselka Co. is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

Although not required by law or otherwise, the selection is being submitted to the stockholders for their approval as a matter of good corporate practice. In the event the selection of Briggs & Veselka Co. as our independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the Audit Committee to reconsider whether or not to retain that firm as independent registered public accounting firm for the fiscal year ending December 31, 2019. Even if the selection is ratified, the Board of Directors in its discretion may direct the selection of a different independent accounting firm at any time during or after the year if it determines that such a change would be in the best interests of us and our stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF BRIGGS & VESELKA CO. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On December 15, 2016, Calvetti Ferguson (“Calvetti”) resigned as our independent registered public accounting firm. Calvetti informed us that its resignation was in connection with its recently adopted business decision to discontinue auditing all public company clients that file Form 10-K’s.

Calvetti did not audit the financial statements for either of the past two fiscal years.

During our two most recent fiscal years or any subsequent interim period preceding the resignation of Calvetti, there have been no disagreements with Calvetti on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Calvetti, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During our two most recent fiscal years or any subsequent interim period preceding the resignation of Calvetti, none of the kinds of events listed in paragraphs (a)(1)(v) (A) through (D) of Item 304 of Regulation S-K occurred while Calvetti was engaged.

On January 10, 2017, we engaged Briggs & Veselka Co. (“Briggs & Veselka”) as our new independent registered public accounting firm.

During our two most recent fiscal years and through the interim period through January 10, 2017, neither we nor anyone on our behalf consulted Briggs & Veselka regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by Briggs & Veselka to us that Briggs & Veselka concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1) (v) of Regulation S-K).

Disclosure about Fees

The following table sets forth the fees paid or accrued by us for the audit and other services provided by our auditor, Briggs & Veselka Co. and our independent consultant during the years ended December 31, 2018 and 2017.

	2018	2017
Audit Fees(1)	$159,253	$196,666
Audit Related Fees(2)	107,186	-
Tax Fees(3)	20,400	65,888
All Other Fees	41,959	-

Total Fees	$328,798	$262,554

(1)
Audit Fees: This category represents the aggregate fees billed for professional services rendered by the principal independent accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-K and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years.

(2)
Audit Related Fees: This category consists of the aggregate fees billed for SOX 404 Internal Control compliance services and assurance and related services by our independent consultant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees: This category consists of the aggregate fees billed for professional services rendered by the principal independent consultant for tax compliance, tax advice, and tax planning.

Pre-Approval of Audit and Non-Audit Services

For the fiscal years ended December 31, 2018 and 2017, all audit services and audit-related services, as described above, were provided to us based upon prior approval of our Audit Committee.

PROPOSAL 3 – NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC’s proxy rules provide that not less than once every three years, all companies subject to the Securities Exchange Act of 1934 (the “Exchange Act”) must include a separate resolution subject to stockholder vote to approve the compensation of the company’s named executive officers, as disclosed in the proxy statement. This vote, commonly known as a “say-on-pay” vote, gives a company’s stockholders the opportunity to endorse or not endorse the company’s executive pay program and policies.  We are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to Torchlight Energy Resources, Inc.’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S–K, including the compensation tables and narrative discussion, is hereby APPROVED.”

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or our Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

At our 2016 Annual Meeting of Stockholders, the last meeting where we included a say-on-pay vote, stockholders approved the executive compensation resolution.

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.  On this matter, abstentions and broker non-votes will have no effect on the voting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF VOTES ON EXECUTIVE COMPENSATION

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote about how often we should present stockholders with the opportunity to vote on compensation awarded to our named executive officers. You may elect to have the say-on-pay vote held every year, every two years, or every three years, or you may abstain.

As provided in Section 14A of the Exchange Act, this vote will not be binding on us or the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends that say-on-pay votes be held once every three years, but stockholders are not voting to approve or disapprove of that recommendation. We believe that a three-year voting frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. We also believe that a three-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to our executive compensation policies and practices that have occurred since the last advisory vote.

At our 2013 Annual Meeting of Stockholders, the last meeting where we included this vote on the frequency of say-on-pay votes, stockholders voted, on an advisory basis, to hold say-on-pay votes every three years. The next stockholder advisory vote on the frequency of say-on-pay votes will occur at our Annual Meeting held in 2025.

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding upon our Board of Directors. The Board of Directors will, however, consider the outcome of the stockholder vote, along with other relevant factors, in determining the voting frequency.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our executive officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in any of the proposals set forth herein, other than elections to office described under Proposal 1.

OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING

The Board of Directors does not intend to present for action at this Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

PROPOSALS FOR 2020 ANNUAL MEETING

Under SEC regulations, any stockholder desiring to make a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be acted upon at the 2020 Annual Meeting of Stockholders must present the proposal to us at our principal executive offices at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093, Attention: President, by June 9, 2020 for the proposal to be eligible for inclusion in our proxy statement. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 for the 2020 Annual Meeting of Stockholders will be considered untimely unless received by us no later than 45 days before the date on which we first sent our proxy materials for this year’s Annual Meeting.

MISCELLANEOUS

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

By Order of the Board of Directors,

John A. Brda
Dated: October 7, 2019	President, Chief Executive Officer and Director

PROXY
TORCHLIGHT ENERGY RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON NOVEMBER 13, 2019

The undersigned hereby appoints John A. Brda and Gregory McCabe, and each of them as the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Torchlight Energy Resources, Inc. (the “Company”) held of record by the undersigned on September 16, 2019, at the Annual Meeting of Stockholders to be held on November 13, 2019, at 9:00 a.m. (Central Time) at the Renaissance Dallas at Plano Legacy West Hotel, 6007 Legacy Drive, Plano, Texas 75024, and at any adjournments thereof. Any and all other proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, FOR APPROVAL OF THE RESOLUTION IN NUMBER 3, FOR THE THREE-YEAR OPTION IN NUMBER 4, AND FOR APPROVAL IN NUMBER 5.

1.
ELECTION OF DIRECTORS OF THE COMPANY. (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH, OR OTHERWISE STRIKE, THAT NOMINEE'S NAME IN THE LIST BELOW.)

[ ]	FOR all nominees listed	[ ]	WITHHOLD authority to
	below except as marked		vote for all nominees
	to the contrary.		below.

 John A. Brda
Gregory McCabe
Robert Lance Cook
Michael J. Graves
Alexandre Zyngier

2.
PROPOSAL TO RATIFY THE SELECTION OF BRIGGS & VESELKA CO. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

3.
PROPOSAL TO APPROVE THE FOLLOWING NON-BINDING ADVISORY RESOLUTION:

“RESOLVED, THAT THE COMPENSATION PAID TO TORCHLIGHT ENERGY RESOURCES, INC.’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S–K, INCLUDING THE COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

4.
PROPOSAL TO APPROVE WHETHER THE NON-BINDING ADVISORY VOTES ON EXECUTIVE COMPENSATION SHOULD OCCUR EVERY ONE, TWO, OR THREE YEARS.

[  ]   THREE YEARS     [  ]   TWO YEARS     [  ]   ONE YEAR     [  ]   ABSTAIN

5.
IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

[  ]   FOR                    [  ]   AGAINST                    [  ]   ABSTAIN

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a partnership, please sign in partnership name by authorized person. If a corporation or other business entity, please sign in full corporate name by President or other authorized officer.

NUMBER OF	SIGNATURE:
SHARES OWNED	PRINTED NAME:
DATE:

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 13, 2019.

The Proxy Statement, form of proxy card and Annual Report are available at: ir.torchlightenergy.com